Exhibit 99.1

Press Release

www.shire.com

Shire to Acquire NPS Pharma as Further Step in Building a Leading Biotech

Transaction valued at $5.2 billion

Enhances growth profile

Dublin, Ireland and Bedminster, NJ — January 11, 2015 — Shire plc (LSE: SHP, NASDAQ: SHPG) and NPS Pharmaceuticals, Inc. (NASDAQ: NPSP) today announced that the companies have entered into a merger agreement pursuant to which Shire will acquire all the outstanding shares of NPS Pharma for $46.00 per share in cash, for a total consideration of approximately $5.2 billion. Shire will accelerate the growth of NPS Pharma’s innovative portfolio through its market expertise in gastrointestinal (GI) disorders, core capabilities in rare disease patient management, and global footprint. The transaction has been approved unanimously by the Boards of Directors of both Shire and NPS Pharma.

NPS Pharma is a rare disease-focused biopharmaceutical company and its first product, GATTEX®/REVESTIVE® (teduglutide [rDNA origin]) for injection, is approved in the United States and Europe(1) to treat adults with short bowel syndrome (SBS) who are dependent on parenteral support. NPS Pharma also has a registration phase product, NATPARA®/NATPAR® (rhPTH [1-84]) for the treatment of hypoparathyroidism (HPT).

The $46.00 per share price in the transaction represents a 51% premium to NPS Pharma’s unaffected share price of $30.47 on December 16, 2014.

Transaction highlights

•                  Excellent strategic fit; strengthens Shire’s focus on rare diseases while leveraging industry-leading GI commercial capabilities and global footprint

•                  Shire anticipates enhanced revenue and earnings growth profile

•                  Adds innovative product portfolio with multiple growth catalysts:

•                  GATTEX/REVESTIVE (teduglutide [rDNA origin]) with growing sales for the treatment of adults with SBS, a rare GI condition

•                  NATPARA/NATPAR (rhPTH [1-84]), if approved, would be the only bioengineered hormone replacement therapy for use in the treatment of HPT, a rare endocrine disease

•                  Shire expects transaction to be accretive to Non GAAP EPS from 2016 onward

(1) In Europe, Revestive is indicated for the treatment of adult patients with short bowel syndrome who should be stable following a period of intestinal adaptation after surgery.

•                  Acquisition to be effected by a tender offer and funded from Shire’s cash resources, as well as existing and new bank facilities

•                  Conference call for investors today (full details below)

Shire’s Chief Executive Officer, Flemming Ornskov, MD, MPH, commented:

“The acquisition of NPS Pharma is a significant step in advancing Shire’s strategy to become a leading biotechnology company. With our global strength and expertise in both rare diseases and GI, Shire is uniquely positioned to drive the continued success of GATTEX/REVESTIVE, and, if approved, commercialize NPS Pharma’s pipeline compound NATPARA/NATPAR.

“We look forward to accelerating the growth of the NPS Pharma portfolio based on our proven track record of maximizing value from acquired assets and commercial execution. The NPS Pharma organization will be a welcome addition to Shire as we continue to help transform the lives of patients with rare diseases.”

Francois Nader, MD, President, Chief Executive Officer and Director of NPS Pharma, stated:

“Shire shares NPS Pharma’s commitment to patients with rare diseases. We believe that joining our two companies will drive value for shareholders and ensure we continue to transform the lives of patients with short bowel syndrome, hypoparathyroidism, and autosomal dominant hypocalcemia worldwide. I am confident that this transaction will accelerate our ambition of creating a world where every person living with a rare disease has a therapy.

I would like to thank all of our employees for their continued outstanding contributions and steadfast commitment to the patients we serve.”

Information on NPS Pharma

NPS Pharma is a commercial-stage rare disease-focused biopharmaceutical company, whose first product, GATTEX (teduglutide [rDNA origin]) for injection, has been launched in the U.S. to treat adults with short bowel syndrome (SBS). NPS Pharma is in the process of launching the product in Europe under the trade name REVESTIVE. NPS Pharma’s second product rhPTH [1-84] (NATPARA in the U.S. / NATPAR in Europe) is currently under review in the U.S. and Europe for the treatment for hypoparathyroidism (HPT). NPS Pharma has an ongoing Phase 2a study evaluating its lead pipeline candidate NPSP795 for the treatment of adults with autosomal dominant hypocalcemia. NPS Pharma has an operational presence in the U.S., Canada, Europe, Latin America and Japan. The value of NPS Pharma’s gross assets were $282.2 million with net assets totaling $130.9 million as of September 30, 2014. NPS Pharma’s losses before tax for the three and nine month periods ending September 30, 2014 were $1.9 million and $6.2 million, respectively.

Information on GATTEX/REVESTIVE

In the United States, GATTEX (teduglutide [rDNA origin]) for injection is approved for the long-term treatment of adults with short bowel syndrome (SBS) who need parenteral support. GATTEX is the first analog of GLP-2 approved to treat SBS, a disease which may require patients to get their nutrition intravenously through a central line.

SBS is a condition in which a large portion of the intestine has been removed by surgery. As a result, people can’t absorb enough nutrients or fluids from food and liquids to maintain good health. It can also be caused by disease or injury that prevents the small intestine from functioning properly despite normal length. To make up for the inadequate absorption, intravenous (IV) feeding (parenteral support) may be prescribed to help the patient stay healthy.

In the U.S., approximately 6,000-7,000 SBS patients are dependent on parenteral support with a similar prevalence in Europe.(2)

GATTEX has received orphan drug designation from the U.S. Food and Drug Administration (FDA) and was approved in December 2012. GATTEX generated sales of $67.9 million in the nine months ending September 30, 2014.

In Europe, REVESTIVE has been launched in Germany and Sweden.

Information on NATPARA/NATPAR

NATPARA/NATPAR, NPS Pharma’s parathyroid hormone (rhPTH [1-84]) for the treatment of hypoparathyroidism (HPT), a rare endocrine disorder characterized by insufficient levels of parathyroid hormone (PTH), is currently under review in the U.S. with an FDA Prescription Drug User Fee Act (PDUFA) action date for the Biologics License Application (BLA) on January 24, 2015. In Europe, the European Medicines Agency (EMA) has validated and initiated its review of NPS Pharma’s marketing authorization application (MAA) for NATPAR.

HPT is a rare condition in which the parathyroid glands fail to produce sufficient amounts of PTH or where PTH lacks biologic activity. PTH plays a central role in a variety of critical physiological functions in the body. In patients with HPT, insufficient levels of PTH lead to many physiological abnormalities, including low serum calcium and an inability to convert native vitamin D into its active state to properly absorb dietary calcium.

In the U.S., approximately 75,000 patients are diagnosed with HPT with 41,000 having moderate to severe disease with a similar prevalence in EU5 (France, Germany, United Kingdom, Italy and Spain).(3)

Acute symptoms of HPT are largely due to low serum calcium and range from muscle pain and tingling, to lack of focus or ability to concentrate, and anxiety and depression. In extreme cases, life-threatening events, such as arrhythmias and seizures, may occur. In the absence of an approved parathyroid replacement therapy, the standard approach focuses on using large doses of calcium and active vitamin D to increase calcium levels in the blood and reduce the severity of symptoms. However, balancing the administration of large doses of calcium and vitamin D is challenging due to calcium fluctuations and the long-term use of this regimen may lead to serious complications. In addition, calcium and vitamin D do not correct the abnormal bone metabolism due to PTH deficiency or enable the activation of vitamin D.

(2) NA HPEN Patient Registry. Oley Foundation. 1994

(3) Powers et al., Prev. and Incid. of HPT in the USA, large cohort study, DOI 10.1002/jbmr.2004, (2013)

Additional value from NPS Pharma’s licenced products and pipeline

NPS Pharma currently has several successful partnerships in place. Amgen markets cinacalcet HCl as Sensipar® in the U.S. and as Mimpara® in the EU; Janssen Pharmaceuticals markets tapentadol as Nucynta® in the U.S.; and Kyowa Hakko Kirin markets cinacalcet HCI as Regpara® in Japan, Hong Kong, Malaysia, Macau, Singapore, and Taiwan.

NPS Pharma earned royalty revenues of $123.8 million for 2013 and $89.5 million for the first nine months ending September 30, 2014.

NPS Pharma is developing teduglutide as a treatment for pediatric SBS. NPS Pharma is currently conducting a global study for teduglutide in pediatric patients with SBS who are dependent on parenteral support.

NPS Pharma is also investigating NPSP795, a small molecule antagonist of the calcium-sensing receptor, which is believed to play a role in the distribution of PTH [1-84] throughout the body by antagonizing calcium-sensing receptors on the parathyroid gland to trigger a release of the body’s stores of PTH [1-84]. NPSP795 is in development as a treatment for autosomal dominant hypocalcemia (ADH). There is no approved therapy for this ultra-rare, life-long genetic disorder that affects both adults and children.

Financial benefit to Shire

The acquisition of NPS Pharma is expected to enhance Shire’s revenue and earnings growth profile. Shire expects the transaction to be accretive to Non GAAP EPS from 2016 onward.

Related to the acquisition, Shire anticipates that it will realize operating synergies beginning in 2016 and growing substantially thereafter. Shire anticipates synergies approximating 25-35% of the Street’s consensus forecast of NPS Pharma’s standalone future operating cost base from 2017 onward.

Shire also expects that the transaction will deliver ROIC in excess of its weighted average cost of capital.

Financing

Shire has secured an $850 million fully underwritten short-term bank facility, which, in addition to Shire’s cash and cash equivalents and its existing $2.1 billion five-year revolving credit facility, is available to finance the transaction and pay related fees and expenses. Shire plans to refinance the short-term bank facility through new debt issuances in due course.

Closing

The acquisition is structured as an all-cash tender offer for all of the outstanding shares of NPS Pharma at a price of $46.00 per share followed by a merger in which each remaining untendered share of NPS Pharma common stock would be converted into the same $46.00 cash per share consideration as in the tender offer.

The closing of the transaction is subject to customary conditions, including the tender of a majority of the outstanding NPS Pharma shares and the receipt of Hart-Scott-

Rodino clearance. Pending such closing conditions, it is anticipated that the transaction will close in the first quarter of 2015.

Citigroup Global Markets Limited and Lazard are acting as joint financial advisors to Shire. Goldman, Sachs & Co. and Leerink Partners LLC are acting as financial advisors to NPS Pharma. Davis Polk & Wardwell LLP and Slaughter & May are acting as legal advisors to Shire and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to NPS Pharma.

Conference Call with CEOs from Shire and NPS Pharma

Live conference call for investors:

Flemming Ornskov, MD, MPH, Chief Executive Officer; Jeff Poulton, Interim Chief Financial Officer; Mark Enyedy, Head of Corporate Development and Interim General Counsel; Roger Adsett, Senior Vice President, GI Business Unit Leader, all of Shire Pharmaceuticals; and Francois Nader, MD, MBA, President, Chief Executive Officer and Director, NPS Pharmaceuticals, Inc. will host a conference call for investors and analysts today (Sunday, January 11, 2015) at 6:00 p.m. GMT/1:00 .pm. EST/10:00 a.m. PST.

The details of the conference call are as follows:

UK dial in:	0808 237 0030 or 020 3139 4830
U.S. dial in:	1 866 928 7517 or 1 718 873 9077
International Access Numbers:	Click here
Password/Conf ID:	24757209#
Live Webcast:	Click here

Replay:

A replay of the presentation will be available for two weeks by phone and by webcast for three months.

UK dial in:	0808 237 0026 or 020 3426 2807
U.S. dial in:	1 866 535 8030
Password/Conf ID:	653478#
Webcast replay:	Click here

For further information please contact:

Investor Relations

For Shire:

Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157 +1 484 595 2220

For NPS Pharma:

Susan Mesco	SMesco@npsp.com	+1 908 391 8283

Media

For Shire:

Stephanie Fagan	sfagan@shire.com	+1 201 572 9581
Jessica Cotrone	jcotrone@shire.com	+1 781 482 9538

For NPS Pharma:

Justine O’Malley	JOMalley@npsp.com	+1 908 432 6051

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Rare Diseases, Neuroscience, Gastrointestinal, and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmics.

www.shire.com

About NPS Pharma

NPS Pharma is a global biopharmaceutical company pioneering and delivering therapies that transform the lives of patients with rare diseases. The company’s current therapeutic areas of focus are gastrointestinal disease and endocrine disorders. These include Short Bowel Syndrome, a potentially fatal gastrointestinal disorder in which patients may have to rely on parenteral nutrition for their survival; Hypoparathyroidism, a complex endocrine disorder in which the parathyroid glands are either absent or damaged, and the body produces insufficient or no parathyroid hormone; and Autosomal Dominant Hypocalcemia, an ultra-rare, genetic disorder of calcium homeostasis caused by mutations of the calcium-sensing receptor gene. NPS Pharma continues to seek in-licensing opportunities to develop new therapies for a broad range of rare diseases, and complements its proprietary programs with a royalty-based portfolio of products and product candidates that includes agreements with Amgen, GlaxoSmithKline, Janssen Pharmaceuticals, and Kyowa Hakko Kirin. NPS Pharma has operations in the U.S., Canada, Europe, Latin America and Japan. Learn more at: www.npsp.com.

“NPS Pharma” and “NPS Pharmaceuticals” are the company’s trademarks.

About Gattex® (Teduglutide [rDNA origin]) for Injection

Gattex® (teduglutide [rDNA origin]) for injection for subcutaneous use is a novel, recombinant analog of human glucagon-like peptide 2, a protein involved in the rehabilitation of the intestinal lining. Gattex is indicated for the treatment of adult patients with Short Bowel Syndrome (SBS) who are dependent on parenteral support. Significant reductions in mean PN/IV infusion volume from baseline to end of treatment were seen in the Phase 3 studies of Gattex. In addition, some patients were able to achieve independence from PN/IV support during these trials. The most common side effects of Gattex include stomach area (abdomen) pain or swelling, skin reaction where the injection was given, nausea, headache, cold or flu like symptoms, vomiting, and holding too much fluid in the body (swelling of face, ankles, hands or feet).

The European Commission granted European market authorization on August 30, 2012 for the medicinal product teduglutide (trade name in Europe: Revestive®) as a once-daily treatment for adult patients with SBS.

Teduglutide has orphan drug designation for the treatment of SBS from the European Medicines Agency (EMA) and the FDA.

Important Safety Information

What is the most important information I should know about GATTEX?

GATTEX may cause serious side effects, including:

Making abnormal cells grow faster

GATTEX can make abnormal cells that are already in your body grow faster. There is an increased risk that abnormal cells could become cancer. If you get cancer of the bowel (intestines), liver, gallbladder or pancreas while using GATTEX, your healthcare provider should stop GATTEX. If you get other types of cancers, you and your healthcare provider should discuss the risks and benefits of using GATTEX.

Polyps in the colon (large intestine)

Polyps are growths on the inside of the colon. Your healthcare provider will have your colon checked for polyps within 6 months before starting GATTEX and have any polyps removed.

To keep using GATTEX, your healthcare provider should have your colon checked for new polyps at the end of 1 year of using GATTEX. If no polyp is found, your healthcare provider should check you for polyps as needed and at least every 5 years and have any new polyps removed. If cancer is found in a polyp, your healthcare provider should stop GATTEX.

Blockage of the bowel (intestines)

A bowel blockage keeps food, fluids, and gas from moving through the bowels in the normal way. Tell your healthcare provider if you have any of these symptoms of a bowel blockage:

•                                          trouble having a bowel movement or passing gas

•                                          stomach area (abdomen) pain or swelling

•                                          nausea

•                                          vomiting

•                                          swelling and blockage of your stoma opening, if you have a stoma

If blockage is found, your healthcare provider may temporarily stop GATTEX.

Swelling (inflammation) or blockage of your gallbladder or pancreas

Your healthcare provider will do tests to check your gallbladder and pancreas within 6 months before starting GATTEX and at least every 6 months while you are using GATTEX. Tell your healthcare provider right away if you get stomach area (abdomen) pain and tenderness, chills, fever, change in your stools, nausea, vomiting, dark urine, or yellowing of your skin or the whites of eyes.

Fluid overload

Your healthcare provider will check you for too much fluid in your body. Too much fluid in your body may lead to heart failure, especially if you have heart problems. Tell your healthcare provider if you get swelling in your feet and ankles, you gain weight very quickly (water weight), or you have trouble breathing.

The most common side effects of GATTEX include:

•                                          stomach area (abdomen) pain or swelling

•                                          skin reaction where the injection was given

•                                          nausea

•                                          headache

•                                          cold or flulike symptoms

•                                          vomiting

Tell your healthcare provider if you have any side effect that bothers you or that does not go away.

What should I tell my healthcare provider before using GATTEX?

Tell your healthcare provider if you:

•                                          Have cancer or a history of cancer

•                                          Have or had polyps anywhere in your bowel (intestines) or rectum

•                                          Have heart problems

•                                          Have high blood pressure

•                                          Have problems with your gallbladder, pancreas, kidneys

•                                          Have any other medical condition

•                                          Are pregnant or planning to become pregnant. It is not known if GATTEX will harm your unborn baby. Tell your healthcare provider right away if you become pregnant while using GATTEX.

•                                          Are breastfeeding or plan to breastfeed. It is not known if GATTEX passes into your breast milk. You and your healthcare provider should decide if you will use GATTEX or breastfeed. You should not do both.

Tell your healthcare providers about all the medicines you take, including prescription or over-the-counter medicines, vitamins, and herbal supplements. Using GATTEX with certain other medicines may affect each other causing side effects. Your other healthcare providers may need to change the dose of any oral medicines you take while using GATTEX. Tell the healthcare provider who gives you GATTEX if you will be taking a new oral medicine.

Call your doctor for medical advice about side effects. To report suspected side effects, contact NPS Pharma at 1-855-5GATTEX (1-855-542-8839) or the FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL NPS PHARMA COMMON STOCK. THE OFFER TO BUY NPS

PHARMA COMMON STOCK WILL ONLY BE MADE PURSUANT TO A TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT (WHICH WILL BE FILED BY A SUBSIDIARY OF SHIRE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC)) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER (WHICH WILL BE FILED BY NPS PHARMA WITH THE SEC) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY SHIRE AND NPS PHARMA WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE TENDER OFFER STATEMENT AND RELATED MATERIALS, AND THE SOLICITATION/RECOMMENDATION STATEMENT, MAY ALSO BE OBTAINED (WHEN AVAILABLE) FOR FREE BY CONTACTING SHIRE INVESTOR RELATIONS, AT THE CONTACT INFORMATION LISTED ABOVE. NPS PHARMA WILL ALSO PROVIDE A COPY OF THESE MATERIALS WITHOUT CHARGE ON ITS WEBSITE AT WWW.NPSP.COM UNDER THE “INVESTORS” SECTION.

COPIES OF THESE MATERIALS AND ANY DOCUMENTATION RELATING TO THE TENDER OFFER ARE NOT BEING, AND MUST NOT BE, DIRECTLY OR INDIRECTLY, MAILED OR OTHERWISE FORWARDED, DISTRIBUTED OR SENT IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD BE UNLAWFUL.

SHIRE FORWARD-LOOKING STATEMENTS

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, that:

•                  Shire’s products may not be a commercial success;

•                  revenues from ADDERALL XR and INTUNIV are subject to generic erosion;

•                  the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payors in a timely manner for Shire’s products may impact future revenues, financial condition and results of operations;

•                  Shire conducts its own manufacturing operations for certain of its products and is reliant on third party contract manufacturers to manufacture other products and to provide goods and services. Some of Shire’s products or ingredients are only available from a single approved source for manufacture. Any disruption to the supply chain for any of Shire’s products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•                  the development, approval and manufacturing of Shire’s products is subject to extensive oversight by various regulatory agencies. Submission of an application for regulatory approval of any of our product candidates, such as our planned submission of a New Drug Application to the FDA for Lifitegrast,

may be delayed for any number of reasons and, once submitted, may be subjected to lengthy review and ultimately rejected. Moreover, regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•                  the actions of certain customers could affect Shire’s ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely impact Shire’s revenues, financial condition or results of operations;

•                  investigations or enforcement action by regulatory authorities or law enforcement agencies relating to Shire’s activities in the highly regulated markets in which it operates may result in significant legal costs and the payment of substantial compensation or fines;

•                  adverse outcomes in legal matters and other disputes, including Shire’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on Shire’s revenues, financial condition or results of operations;

•                  Shire faces intense competition for highly qualified personnel from other companies, academic institutions, government entities and other organizations. Shire is undergoing a corporate reorganization and the consequent uncertainty could adversely impact Shire’s ability to attract and/or retain the highly skilled personnel needed for Shire to meet its strategic objectives;

•                  failure to achieve Shire’s strategic objectives with respect to the acquisition of ViroPharma Incorporated may adversely affect Shire’s financial condition and results of operations;

•                  Shire’s proposed acquisition of NPS Pharma may not be consummated due to the occurrence of an event, change or other circumstances that gives rise to the termination of the merger agreement;

•                  a governmental or regulatory approval required for the proposed acquisition of NPS Pharma may not obtained, or may be obtained subject to conditions that are not anticipated, or another condition to the closing of the proposed acquisition may not be satisfied;

•                  NPS Pharma may be unable to retain and hire key personnel and/or maintain its relationships with customers, suppliers and other business partners pending the consummation of the proposed acquisition by Shire, or NPS Pharma’s business may be disrupted by the proposed acquisition, including increased costs and diversion of management time and resources;

•                  difficulties in integrating NPS Pharma into Shire may lead to the combined company not being able to realize the expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits at the time anticipated or at all;

and other risks and uncertainties detailed from time to time in Shire’s or NPS Pharma’s filings with the Securities and Exchange Commission, including their respective most recent Annual Reports on Form 10-K.

NPS PHARMA CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements. These forward-looking statements include, without limitation, statements with respect to the tender offer and related transactions, including the benefits expected from the acquisition and the expected timing of the completion of the transaction. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. These statements reflect our current views concerning future events and are based on a number of assumptions that could ultimately prove inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: the timing of the filings and approvals relating to the transaction and the expected timing of the completion of the transaction; uncertainties as to the percentage of NPS Pharma’s stockholders tendering their shares of NPS Pharma common stock in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction that may result in a termination of the merger agreement; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; and other risks and uncertainties discussed in NPS Pharma’s filings with the SEC, including the “Risk Factors” sections of NPS Pharma’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by a subsidiary of Shire, and the Solicitation/Recommendation Statement to be filed by NPS Pharma. These risks and uncertainties and other factors, individually or in the aggregate, could cause actual results and events to differ materially from those referred to in the forward-looking statements. NPS Pharma undertakes no obligation to update or revise any such forward-looking statements.